UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2004

Eagle Family Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305	13-3982757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eagle Family Foods Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305-01	13-3983598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 Taylor Road, Suite 100, Gahanna, Ohio	43250
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 501-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2004, Eagle Family Foods Holdings, Inc. (“Holdings”) and Eagle Family Foods, Inc. (“Eagle”, and together with Holdings, the “Company”) entered into a Financing Agreement (the “Financing Agreement”) by and among Holdings, as guarantor, Eagle, as borrower, certain financial institutions party thereto from time to time (the “Lenders”), Fortress Credit Opportunities I LP, as collateral agent for the Lenders, and Congress Financial Corporation (Central), as administrative agent for the Lenders. The Financing Agreement provides for a secured revolving credit facility that consists of (1) an asset-based revolving credit facility (“Revolver A”) in an aggregate principal amount not to exceed $27,000,000 at any time outstanding and (2) a revolving credit facility (“Revolver B”, and together with Revolver A, the “Revolving Financing Facility”) in an aggregate principal amount not to exceed $55,000,000. As of July 3, 2004, the borrowings under Revolver A were $15,688,000 and the borrowings under Revolver B were $55,000,000. The maturity date of the Financing Agreement is March 23, 2007, subject to extensions if certain conditions are met. The Financing Agreement was filed as Exhibit 99.1 to the Report on Form 8-K filed by Holdings and Eagle on March 25, 2004.

On September 20, 2004, Holdings and Eagle entered into a First Amendment to Financing Agreement (the “First Amendment”) by and among Holdings, as guarantor, Eagle, as borrower, certain financial institutions from time to time party thereto, Fortress Credit Opportunities I LP, as collateral agent for the Lenders, and Congress Financial Corporation (Central), as administrative agent for the Lenders. The First Amendment temporarily increases the principal amount available for borrowing under Revolver A from $27,000,000 to $30,000,000 through and including November 3, 2004. The First Amendment is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Internal Review.

(a) On September 16, 2004, the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PWC”) asked the Company to consider the applicability of Emerging Issues Task Force Issue No. 95-22, “Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Arrangement” (“EITF No. 95-22”). The Company’s management evaluated the accounting effect of EITF No. 95-22 on the balance sheet classification of its Revolving Financing Facility in its Quarterly Report on Form 10-Q filed May 13, 2004 with the Securities and Exchange Commission for the quarterly period ended April 3, 2004. The Company concluded that the liability should be classified as short-term due to the existence of a lock box arrangement combined with a subjective acceleration clause in the financing agreement governing the Revolving Financing Facility. The lock box arrangement provides for all trade receipts of the Company to be swept daily to reduce borrowings outstanding under the Revolving Financing Facility. The acceleration clause allows the Company’s lenders to accelerate payment of the obligation or to terminate the Financing Agreement should they

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determine that there has been a material adverse change in the Company’s financial position reasonably likely to result in a material adverse effect on its operations, business, assets, properties or condition (financial or otherwise). On September 21, 2004, the Company’s Board of Directors held a telephonic meeting and discussed the foregoing matters. As a result, the Company’s management and Board of Directors have determined that the unaudited balance sheet of Eagle at April 3, 2004 and the unaudited consolidated balance sheet of Holdings at April 3, 2004 could no longer be relied upon. The Company’s Board of Directors has decided to restate the unaudited balance sheet of Eagle at April 3, 2004, the unaudited consolidated balance sheet of Holdings at April 3, 2004 and note 7 to the Company’s financial statements for the quarterly period ended April 3, 2004 to reflect the full balance under the Revolving Financing Facility of $52,504,000 as a current liability. The maturity date of the Financing Agreement is March 23, 2007, subject to extensions if certain conditions are met. This reclassification does not impact the Company’s statements of operations, statements of cash flows or consolidated statements of changes in stockholders’ deficit and does not cause a default under any of the Company’s agreements or debt instruments.

The Company intends to file a Form 10-Q/A on or about September 29, 2004 to reflect this reclassification. The Company’s officers have discussed with PWC the reclassification and restatement disclosed herein.

(b) Not applicable

(c) Not applicable

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Proforma financial information. Not applicable.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description
4.1	First Amendment to Financing Agreement, dated as of September 20, 2004, by and among Eagle Family Foods Holdings, Inc., as guarantor, Eagle Family Foods, Inc., as borrower, the financial institutions from time to time party thereto, as lenders, Fortress Credit Opportunities I LP, as collateral agent, and Congress Financial Corporation (Central), as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EAGLE FAMILY FOODS HOLDINGS, INC.
EAGLE FAMILY FOODS, INC.

Date: September 22, 2004	By:	/s/ Craig A. Steinke
	Name:	Craig A. Steinke
	Title:	President, Chief Executive Officer and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
4.1	First Amendment to Financing Agreement, dated as of September 20, 2004, by and among Eagle Family Foods Holdings, Inc., as guarantor, Eagle Family Foods, Inc., as borrower, the financial institutions from time to time party thereto, as lenders, Fortress Credit Opportunities I LP, as collateral agent, and Congress Financial Corporation (Central), as administrative agent.

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